                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement       [ ]   Confidential, For Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         HANGER ORTHOPEDIC GROUP, INC.

-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)  Title of each class of securities to which transactions applies:

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       (2)  Aggregate number of securities to which transactions applies:

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       (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4)  Proposed maximum aggregate value of transaction:

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       (5)  Total fee paid:

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[ ]    Fee paid previously with preliminary materials.

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[ ]    Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount previously paid:

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       (2)  Form, schedule or registration statement no.:

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       (3)  Filing party:

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       (4)  Date filed:

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

                         HANGER ORTHOPEDIC GROUP, INC.
                           TWO BETHESDA METRO CENTER
                                   SUITE 1200
                            BETHESDA, MARYLAND 20814

                                                                  March 31, 2000

Dear Stockholder:

     We are pleased to invite you to attend our Annual Meeting of Stockholders. This year it will be held on Tuesday, May 16, 2000, at 10:00 a.m., local time, at the Hyatt Regency Bethesda Hotel, One Bethesda Metro Center, Bethesda, Maryland. The primary business of the meeting will be to elect directors, vote on a proposed amendment to the Certificate of Designations relating to the Company's outstanding 7% Redeemable Preferred Stock and ratify the selection of independent accountants.

     A Notice of the Annual Meeting and the Proxy Statement follow. You will also find enclosed a proxy card. We invite you to attend the meeting in person, but if this is not feasible, we think it advisable for you to be represented by proxy. Therefore, if you cannot attend the meeting, we urge you to sign the enclosed proxy card and mail it promptly in the return-addressed, postage-prepaid envelope provided for your convenience.

                                          Sincerely,

                                          /s/ Ivan R. Sabel

                                          Ivan R. Sabel
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                         HANGER ORTHOPEDIC GROUP, INC.
                           TWO BETHESDA METRO CENTER
                                   SUITE 1200
                            BETHESDA, MARYLAND 20814

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

     Notice is hereby given that the Annual Meeting of Stockholders of Hanger Orthopedic Group, Inc., a Delaware corporation ("Hanger" or the "Company"), will be held at the Hyatt Regency Bethesda Hotel, One Bethesda Metro Center, Bethesda, Maryland on Tuesday, May 16, 2000, at 10:00 a.m., local time, for the following purposes:

          1. To elect nine persons to serve as directors of the Company for the ensuing year;

          2. To approve a proposed amendment to the Certificate of Designations relating to the Company's outstanding 7% Redeemable Preferred Stock;

          3. To ratify the selection of PricewaterhouseCoopers LLP as the independent accountants for the Company for the current fiscal year; and

          4. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on March 17, 2000, are entitled to notice of, and to vote at, the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ Richard A. Stein

                                          Richard A. Stein
                                          Secretary
March 31, 2000

                             YOUR VOTE IS IMPORTANT

     PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

     MAIL THE PROXY TO US IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

     THE GIVING OF THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.

                         HANGER ORTHOPEDIC GROUP, INC.
                           TWO BETHESDA METRO CENTER
                                   SUITE 1200
                            BETHESDA, MARYLAND 20814

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hanger Orthopedic Group, Inc., a Delaware corporation ("Hanger" or the "Company"), of proxies of stockholders to be voted at the Annual Meeting of Stockholders to be held at the Hyatt Regency Bethesda Hotel, One Bethesda Metro Center, Bethesda, Maryland at 10:00 a.m., local time, on Tuesday, May 16, 2000, and any and all adjournments thereof.

     Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of the Company.

     This Proxy Statement and the accompanying proxy are being mailed or given on or about April 14, 2000 to stockholders of record of the Company on March 17, 2000.

                               VOTING SECURITIES

     As of March 17, 2000, a total of 18,910,002 shares of common stock of the Company, par value $.01 per share ("Common Stock"), which is the only class of voting securities of the Company, were issued and outstanding. At the Annual Meeting or any adjournment thereof, all holders of record of the Common Stock as of the close of business on March 17, 2000, will be entitled to one vote for each share held upon the matters listed in the Notice of Annual Meeting. Cumulative voting is not permitted.

     Shares of Common Stock represented by proxy at the Annual Meeting will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the nine nominees for director listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the approval of the proposed amendment to the Certificate of Designations relating to the Company's outstanding 7% Redeemable Preferred Stock; (3) FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants for the Company for the current fiscal year; and (4) in their discretion, with respect to such other business as may properly come before the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     Nine directors are to be elected at the Company's Annual Meeting of Stockholders, each to serve for one year or until his successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the nine persons named below, all of whom currently are directors of the Company. The Company does not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion. The following table sets forth information regarding the nominees.

                                                                                       BECAME
                 NAME                         POSITION WITH THE COMPANY         AGE   DIRECTOR
                 ----                         -------------------------         ---   --------
Ivan R. Sabel, CPO....................  Chairman of the Board, President,       55     1986
                                          Chief Executive Officer and Director
Mitchell J. Blutt, M.D................  Director                                43     1989
Edmond E. Charrette, M.D..............  Director                                65     1996
Thomas P. Cooper, M.D.................  Director                                56     1990
Robert J. Glaser, M.D.................  Director                                81     1993
C. Raymond Larkin, Jr.................  Director                                51     1999
Risa J. Lavizzo-Mourey, M.D...........  Director                                45     1998
Brigadier General William L. McCulloch
  (USMC Retired)......................  Director                                79     1991
H.E. Thranhardt, CPO..................  Director                                60     1996

     Ivan R. Sabel, CPO has been Chairman of the Board of Directors and Chief Executive Officer of Hanger since August 1995. He has served as President of Hanger since October 14, 1999, and also served in that capacity from November 1987 through July 1, 1999. Mr. Sabel also served as the Chief Operating Officer of Hanger from November 1987 until August 1995. Prior to that time, Mr. Sabel had been Vice President -- Corporate Development from September 1986 to November 1987. From 1968 until joining Hanger in 1986, Mr. Sabel was the founder, owner and President of Capital Orthopedics, Inc. before that company was acquired by Hanger. Mr. Sabel is a Certified Prosthetist and Orthotist ("CPO"), a member of the Board of Directors of the American Orthotic and Prosthetic Association ("AOPA"), a former Chairman of the National Commission for Health Certifying Agencies, a former member of the Strategic Planning Committee and a current member of the Veterans Administration Affairs Committee of AOPA and a former President of the American Board for Certification in Orthotics and Prosthetics. Mr. Sabel also serves on the Board of Directors of Mid-Atlantic Medical Services, Inc., a company engaged in the health care management services business.

     Mitchell J. Blutt, M.D. has served as an Executive Partner of Chase Capital Partners (and its predecessor organizations), the private capital investment fund The Chase Manhattan Bank (and its predecessor corporations), since June 1991. He joined that firm in July 1987 and became a General Partner in June 1988. Dr. Blutt participates in the overall management of Chase Capital Partners, is responsible for venture capital strategy and directs all health care investing for Chase Capital Partners. In addition to being the Executive Partner of Chase Capital Partners, Dr. Blutt is an Adjunct Assistant Professor of Medicine at the New York Hospital/Cornell Medical Center. Prior to joining Chase Capital Partners and Cornell Medical Center, Dr. Blutt was a Robert Wood Johnson Foundation Fellow at the University of Pennsylvania School of Medicine and the Wharton School of Business. In addition to Hanger, Dr. Blutt currently serves on the Boards of Directors of Senior Psychology Services Corporation, Utilimed, Inc., Vista HealthCare, Asian Pte Ltd., Fisher Scientific Corporation, Cove Healthcare Group, La Petite Academy, Inc., DonJoy, L.L.C., IBC Health Care, and China and Medical Arts Press. In addition, Dr. Blutt currently serves on the Investment Committees of Cassandra Chase Entertainment Partners and IMG/Chase Sports Fund, as well as the Advisory Boards of Dubilier & Co. Fund, DS Polaris Fund, Israel and The Tinicum Fund.

     Edmond E. Charrette, M.D. is the co-founder and Chairman of Health Resources Corporation (principally engaged in occupational medicine services). He also is a General Partner of Ascendant Healthcare International (an investment group with equity investments in the Latin American healthcare sector) and serves as a director and the President of Latin Healthcare Investment Management Co., LLC (a group composed of Ascendant Healthcare International and The Global Environmental Fund which manages and directs the investment activities of the Latin Healthcare Investment Fund). Previously, he was the

Executive Vice President and Chief Medical Officer of Advantage-Health Corporation (a multi-hospital rehabilitation and post-acute care system) from June 1994 to March 1996. From 1988 to May 1994, Dr. Charrette served as the Corporate Medical Director and Senior Vice President of Medical Affairs of Advantage Health Corporation.

     Thomas P. Cooper, M.D. has been the Chief Executive Officer of Senior Psychology Services Management, Inc., which provides mental health services to patients in long term care facilities, since 1991 and serves as an Adjunct Professor at the Columbia University Business School. From May 1989 to January 1997, Dr. Cooper served as the President and Chief Executive Officer of Mobilex U.S.A., a provider of mobile diagnostic services to long term care facilities. Dr. Cooper was the founder of Spectrum Emergency Care, a provider of emergency physicians to hospitals, and Correctional Medical Systems, a provider of health services to correctional facilities.

     Robert J. Glaser, M.D. was the Director for Medical Science and a Trustee of the Lucille P. Markey Charitable Trust, which provided major grants in support of basic biomedical research, from 1984 to June 1997. He is a Professor of Medicine Emeritus at Stanford University, where he served as the Dean of the School of Medicine from 1965 to 1970. Dr. Glaser was a founding member of the Institute of Medicine at the National Academy of Sciences and is a director of Alza Corporation (principally engaged in pharmaceutical research). He is a director of Maxygen, Inc., a company engaged in molecular evolution gene research and development. He was a director of Hewlett-Packard Company from 1971 to 1991, and has continued to serve as a consultant to that company on health matters.

     C. Raymond Larkin, Jr. has served as principal of 3(x)NELL, LLC, a partnership that invests in and provides consulting services to early stage medical device, bio-technology and pharmaceutical companies, since July 1998. He served as the President and Chief Executive Officer of Nellcor Puritan Bennett, Inc., a medical instrumentation company, from February 1989 to March 1998, and earlier in various management capacities for that company. Prior to joining that company in 1983, Mr. Larkin was employed in various sales management positions by Bentley Laboratories, a manufacturer of specialized monitoring and medical equipment. Mr. Larkin is a director of Arthrocare Corp. (manufactures and markets surgical instruments).

     Risa J. Lavizzo-Mourey, M.D., M.B.A., has been the Sylvan Eisman Professor of Medicine at the University of Pennsylvania School of Medicine since July 1997 and has served as the Director of the Institute on Aging at the University of Pennsylvania since December 1995. From February 1998 to present, Dr. Lavizzo-Mourey has served as a Member of the Institute of Medicine; from August 1996 to present, on the American Board of Internal Medicine; and from March 1995 to present, on the Board of Regents of the American College of Physicians. From March 1997 to March 1998, Dr. Lavizzo-Mourey also served as a Member of the United States Presidential Advisory Commission on Consumer Protection and Quality of Care in Health Care. From April 1992 to April 1994, Dr. Lavizzo-Mourey further served in each of the following positions: Chairperson of the Quality of Care Working Group White House Task Force on Health Care Reform; Deputy Administrator of the Agency on Health Care Policy and Research of the U.S. Department of Health and Human Services; and as a Member of the Senior Executive Service of the Public Health Service of the U.S. Department of Health and Human Services. Dr. Lavizzo-Mourey also currently serves on the Boards of Directors of Beverly Enterprises (long-term and sub-acute health care company), Life Mark Inc. (formerly Managed Care Solutions; management services for long-term health care organizations) and Medicus Systems (medical information software company).

     Brig. Gen. William L. McCulloch (USMC Retired) has served as the President of Association Communication and Marketing Services, a public relations firm, since October 1989. Previously, Gen. McCulloch was the Executive Director of AOPA, the trade association of the orthotic and prosthetic industry, from October 1976 to September 1989. In 1975, Gen. McCulloch retired from active military service after serving 30 years as a U.S. Marine infantry officer.

     H.E. Thranhardt, CPO is the former President and Chief Executive Officer of J.E. Hanger, Inc. of Georgia ("JEH"). He served in that capacity from January 1, 1977 to November 1, 1996, on which date JEH was acquired by Hanger. Mr. Thranhardt, who commenced his employment with JEH in 1958, has occupied leadership positions in numerous professional O&P associations, including Chairman of the Board of the

Orthotics and Prosthetics National Office in 1994 and 1995, President of AOPA in 1992 and 1993, President of the American Board for Certification in Orthotics and Prosthetics in 1979 and 1980 and President of The American Academy of Orthotics and Prosthetics in 1976 and 1977.

     MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

     There are no family relationships between any of the nominees.

     The Board of Directors has an Audit Committee, which met one time during 1999 and presently consists of C. Raymond Larkin, Jr. (Chair), William L. McCulloch and Risa J. Lavizzo-Mourey, M.D. The Audit Committee is responsible for meeting with the Company's independent accountants to review the proposed scope of the annual audit of the Company's books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to the Board of Directors with respect thereto. The Board of Directors also has a Compensation Committee, which conducted two meetings during 1999. It presently consists of Robert J. Glaser, M.D. (Chair), Thomas P. Cooper, M.D. and Edmond E. Charrette, M.D., and is responsible for advising the Board on matters relating to the compensation of officers and key employees and certain of the Company's employee benefit plans. The Board of Directors also has a Nominating Committee, which conducted one meeting in 1999, consists of Risa J. Lavizzo-Mourey, M.D. (Chair), Robert J. Glaser M.D. and Thomas P. Cooper, M.D., and is responsible for advising the Board on matters relating to the identification of nominees to the Board of Directors. The Board of Directors met six times during 1999. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and committee(s) on which he or she served during 1999, except Risa J. Lavizzo-Mourey, M.D. and H.E. Thranhardt, each of whom were unable to attend two meetings of the Board of Directors.

                        COMPENSATION AND RELATED MATTERS

     The following Summary Compensation Table sets forth the annual salary (column c) and bonus (column d) paid and options granted (column g) during each of the past three years to the Company's Chief Executive Officer and the four other highest compensated executive officers of the Company and its subsidiaries in 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term Compensation
                                                                           -----------------------------------
                                          Annual Compensation                                          Payouts
                               ------------------------------------------           Awards             -------
                                                                (e)        -------------------------     (h)
                                        (c)       (d)      Other Annual          (f)           (g)      LTIP
             (a)               (b)     Salary   Bonus(1)  Compensation(2)  Restricted Stock  Options   Payouts
 Name and Principal Position   Year     ($)       ($)           ($)          Award(s)($)     (#)(3)      ($)
 ---------------------------   ----   --------  --------  ---------------  ----------------  -------   -------
Ivan R. Sabel................  1999   $468,389  $300,586        --                --         150,000     --
    Chairman, President &      1998    419,478   260,000        --                --         100,000     --
    Chief Executive Officer
      of                       1997    385,000   293,333        --                --         167,667     --
    the Company

Richard A. Stein.............  1999   $282,719  $165,536        --                --          75,000     --
    Executive Vice President,  1998    201,567   130,000        --                --          50,000     --
    Chief Financial Officer,   1997    185,000   146,667        --                --          80,333     --
    Secretary &
    Treasurer of the Company

John McNeill.................  1999   $229,038  $296,343        --                --           7,500     --
    Vice President --          1998    243,000   347,601        --                --          27,500     --
    Integrations of the        1997    230,000   320,896        --                --                     --
    Company

                                                                                 Long-Term Compensation
                                                                           -----------------------------------
                                          Annual Compensation                                          Payouts
                               ------------------------------------------           Awards             -------
                                                                (e)        -------------------------     (h)
                                        (c)       (d)      Other Annual          (f)           (g)      LTIP
             (a)               (b)     Salary   Bonus(1)  Compensation(2)  Restricted Stock  Options   Payouts
 Name and Principal Position   Year     ($)       ($)           ($)          Award(s)($)     (#)(3)      ($)
 ---------------------------   ----   --------  --------  ---------------  ----------------  -------   -------
Richmond L. Taylor(4)........  1999   $162,500  $ 87,506        --                --         150,000     --
    Executive Vice President
    of the Company and
    Chief Operating Officer
    of Hanger Prosthetics &
    Orthotics, Inc. and
    NovaCare Orthotics &
      Prosthetics, Inc.

James G. Cairns, Jr.(5)......  1999   $166,048        --        --                --              --     --
    President and Chief        1998     66,667        --        --                --          15,000     --
    Operating Officer of
    Seattle Orthopedic
    Group, Inc.

---------------

(1) With respect to 1999, the above reported bonuses were paid in late 1999 or early 2000 and related to 1999 performance. With respect to 1998, the above reported bonuses were paid on January 8, 1999 and related to 1998 performance. With respect to 1997, the above reported bonuses were paid on September 23, 1997 and January 27, 1998 and related to 1997 performance.

(2) Does not report the approximate cost to the Company of an automobile allowance furnished to the above persons, which amounts do not exceed the lesser of either $50,000 or 10% of the total of the person's annual salary and bonuses for 1999.

(3) Reports the number of shares underlying options granted during each of the respective years.

(4) Sets forth Mr. Taylor's compensation since July 1, 1999, on which date the Company acquired NovaCare Orthotics & Prosthetics, Inc. ("NovaCare O&P").

(5) Sets forth Mr. Cairns' compensation since August 1, 1998, as of which date the Company acquired Model + Instrument Development Corporation.

     The following Option Grants Table sets forth, for each of the named executive officers, information regarding individual grants of options granted in 1999 and their potential realizable value. Information regarding individual option grants includes the number of options granted, the percentage of total grants to employees represented by each grant, the per-share exercise price and the expiration date. The potential realizable value of the options are based on assumed annual 0%, 5% and 10% rates of stock price appreciation over the term of the option.

                              OPTION GRANTS TABLE

                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL RATES OF STOCK
                                                                                   PRICE APPRECIATION FOR OPTION
                                         INDIVIDUAL GRANTS                                    TERM(4)
                      -------------------------------------------------------   -----------------------------------
                      OPTIONS    % OF TOTAL OPTIONS    EXERCISE
                      GRANTED   GRANTED TO EMPLOYEES     PRICE     EXPIRATION
        NAME          (#)(1)     IN FISCAL YEAR(2)     ($/SH)(3)      DATE      0%         5%($)           10%($)
        ----          -------   --------------------   ---------   ----------   ---      ----------      ----------
Ivan R. Sabel.......  150,000          12.05%          $  14.75      4/29/09    $0       $1,391,429      $3,526,155
Richard A. Stein....   75,000           6.02              14.75      4/29/09     0          695,715       1,763,078
John McNeill........    7,500           0.01              16.50      5/14/09     0           77,826         197,226
Richmond L. Taylor..  150,000          12.05            14.1875       7/1/09     0        1,338,366       3,391,683
James G. Cairns,
  Jr................       --             --                 --           --    --               --              --

---------------

(1) The stock options were granted on April 29, 1999 under the Company's 1991 Stock Option Plan and become exercisable cumulatively as to 25%, 50%, 75% and 100% after the first, second, third and fourth anniversaries, respectively, after the date of grant.

(2) Based on options for a total of 1,245,000 shares granted to all employees in 1999.

(3) The exercise price is equal to the fair market value on the date of grant of the option.

(4) The potential realizable values shown in the columns are net of the option exercise price. These amounts assume annual compounded rates of stock price appreciation of 0%, 5%, and 10% from the date of grant to the option expiration date, a term of ten years. These rates have been set by the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Common Stock. Actual gains, if any, on stock option exercises are dependent on several factors including the future performance of the Common Stock, overall stock market conditions, and the optionee's continued employment through the vesting period. The amounts reflected in this table may not actually be realized.

     The following Aggregate Option Exercises and Fiscal Year-End Option Value Table sets forth, for each of the named executive officers, information regarding (i) the number of shares acquired during 1999 upon the exercise of options and the value realized in connection therewith, and (ii) the number and value of unexercised options held at December 31, 1999.

                     AGGREGATE OPTION EXERCISES AND FISCAL
                          YEAR-END OPTION VALUE TABLE

         (a)                                       (c)                     (d)                          (e)
                              (b)                                 Number of Unexercised     Value of Unexercised In-The-
                           Number of                              Options at FY-End(#)       Money Options at FY-End($)
                       Shares Acquired on
        Name                Exercise        Value Realized($)   Exercisable/Unexercisable   Exercisable/Unexercisable(6)
        ----           ------------------   -----------------   -------------------------   ----------------------------
Ivan R. Sabel........        85,250            $1,114,228           66,750/342,000(1)             $ 64,906/$303,594
Richard A. Stein.....        42,250               552,559           33,250/170,500(2)             $ 31,969/$149,531
John McNeill.........         8,541               100,256           41,876/ 17,917(3)             $     129,169/ --
Richmond L. Taylor...       --                   --                    -- /150,000(4)                        --/ --
James G. Cairns,
  Jr.................       --                   --                  3,750/ 11,250(5)                        --/ --

---------------

(1) The above-reported options entitle Mr. Sabel to purchase from the Company
    (i) 33,500 shares at a price of $3.50 per share through February 21, 2006 under an option granted on February 21, 1996; (ii) 33,500 shares at a price of $6.125 per share through November 1, 2006 under an option granted on November 1, 1996; (iii) 50,250 shares at a price of $6.125 per share through March 14, 2007 under an option granted on March 14, 1997; (iv) 37,500 shares at a price of $13.25 per share through September 19, 2007 under an option granted on September 19, 1997; (v) 37,500 shares at a price of $11.3125 per share through December 17, 2007 under an option granted on December 17, 1997; (vi) 100,000 shares at a price of $22.3125 per share through December 15, 2008 under an option granted on December 15, 1998; and

    (vii) 150,000 shares at a price of $14.75 per share through April 29, 2009 under an option granted on April 29, 1999.

(2) The above-reported options entitle Mr. Stein to purchase from the Company
    (i) 16,500 shares at a price of $3.50 per share through February 21, 2006 under an option granted on February 21, 1996; (ii) 16,500 shares at a price of $6.125 through November 1, 2006 under an option granted on November 1, 1996; (iii) 24,750 shares at a price of $6.125 through March 14, 2007 under an option granted on March 14, 1997; (iv) 18,750 shares at a price of $13.25 per share through September 19, 2007 under an option granted on September 19, 1997; (v) 18,750 shares at a price of $11.3125 per share through December 17, 2007 under an option granted on December 17, 1997; (vi) 50,000 shares at a price of $22.3125 per share through December 15, 2008 under an option granted on December 15, 1998; and (vii) 75,000 shares at a price of $14.75 per share through April 29, 2009 under an option granted on April 29, 1999.

(3) The above-reported options entitle Mr. McNeill to purchase from the Company
    (i) 100,000 shares at a price of $6.125 per share through November 1, 2006 under an option granted on November 1, 1996; (ii) 7,500 shares at a price of $13.25 per share through September 19, 2007 under an option granted on September 19, 1997; (iii) 20,000 shares at a price of $11.313 per share through December 17, 2007 under an option granted on December 17, 1997; and
    (iv) 7,500 shares at a price of $16.50 per share through May 14, 2009 under an option granted on May 14, 1999.

(4) The above-reported options entitle Mr. Taylor to purchase from the Company 150,000 shares at a price of $14.1875 per share through July 1, 2009 under an option granted on July 1, 1999.

(5) The above-reported options entitle Mr. Cairns to purchase from the Company 15,000 shares at a price of $17.375 per share through August 14, 2008 under an option granted on August 14, 1998.

(6) Market value of underlying shares at December 31, 1999, minus the exercise price.

     No Long-Term Incentive Plan Awards Table is set forth herein because no long-term incentive plan awards were made to the above-named executive officers during 1999.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     The employment and non-compete agreements, dated as of April 29, 1999, between Hanger and Ivan R. Sabel, Chairman, President and Chief Executive Officer, and Richard A. Stein, Executive Vice President, Chief Financial Officer, Secretary and Treasurer, provide for the continuation of their employment in those positions for a period of five years, through April 29, 2004, on which date new agreements will be entered into or the current agreements will automatically renew each year for successive one-year periods unless either party notifies the other to the contrary. Pursuant to those agreements, Mr. Sabel's annual base compensation is $495,000. Any increase in his base salary will be determined by the Board of Directors. Mr. Sabel will receive annual bonuses of 75% to 150% of his base salary with a guarantee of no less than 62.5% for the first six months pro-rated and for the next 12 months. The bonus compensation will be determined by the Board of Directors based upon growth in revenues and pre-tax earnings, the targets for which will be established by the Board of Directors. Mr. Sabel was granted an option as of the date of his employment agreement to purchase 150,000 shares of Common Stock at an exercise price of $14.75 per share, which was the closing sale price of the Company's Common Stock on the date of grant of the option. Mr. Sabel also will be granted options to purchase 100,000 shares of Common Stock on each of the first, second and third anniversaries of his employment in the event the Company achieves certain targeted results of operations with the exercise price of such stock options to be equal to the then current market price of the Common Stock on the date of grant. All such stock options will become exercisable at the rate of 25% of the shares underlying each option during the first four years following the date of grant of each option.

     Mr. Sabel's employment agreement also contains non-compete provisions which provide that upon the termination of his employment either voluntarily or for cause (as defined in the agreement), Mr. Sabel will be restricted from engaging in the O&P industry anywhere in the United States for a period of 24 months from the date of termination. Mr. Sabel's employment agreement also contains severance provisions which provide that upon the termination of his employment without cause (as defined in the agreement) or upon his death or disability, Mr. Sabel or his estate will receive severance compensation for a period of 24 months at a rate equal to his base salary and one-half of his bonus received for the calendar year immediately preceding such event of termination, death or disability, as well as all stock options granted to Mr. Sabel prior to such event will immediately vest and become exercisable within one year from the date of such event. Mr. Sabel's employment agreement further provides that if his employment is terminated within two years after a change in control (as defined in the agreement) of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 25 miles from his then current location, or any material breach of his employment agreement by the Company, then within 30 days after the occurrence of any such triggering events Mr. Sabel may resign and receive a continuation of his benefits for a period of 18 months and severance compensation equal to 18 months of base pay then in effect and 150% of the bonus awarded to him for the calendar year immediately preceding such resignation, payable at his option either ratably over such 18-month period or in a lump sum payable within 90 days of his resignation.

     Mr. Stein's arrangement is similar to Mr. Sabel's, except that his base salary is $325,000, the bonus range is 65% to 125% of base salary, a stock option to purchase 75,000 shares of Common Stock at an exercise price of $14.75 per share was granted to him as of the date of his employment agreement with Hanger, with additional options to purchase 50,000 shares to be granted on each of the first, second and third anniversaries of his employment in the event the Company achieves certain targeted results of operations with the exercise price of such option to be equal to the then current market price of the Common Stock on the date of grant. His non-compete will be for a period of 18 months within the O&P industry in the United States, his severance compensation will be for a period of 18 months in the event of termination of employment without cause, or due to death or disability, and in the event of the occurrence of any triggering events after a change in control (as defined in the agreement), Mr. Stein may resign and receive a continuation of his benefits for a period of 12 months and severance compensation equal to 12 months of base pay then in effect and 100% of the bonus awarded to him for the calendar year immediately preceding such resignation, payable at this option either ratably over such 12-month period or in a lump sum payable within 90 days of his resignation.

     John McNeill entered into an employment agreement with the Company dated as of November 1, 1996 in connection with the Company's acquisition of JEH. Prior to July 1, 1999, Mr. McNeill served as the President and Chief Operating Officer of Hanger Prosthetics and Orthotics, Inc., a subsidiary of the Company. Pursuant to understandings reached with Mr. McNeill, his base annual salary was reduced from $234,000 to $212,500 effective October 1, 1999 and will be further reduced to $127,500 effective October 1, 2000.

     Richmond L. Taylor entered into a five-year employment agreement with Hanger that became effective upon effectiveness of the Company's acquisition of NovaCare O&P on July 1, 1999, with Mr. Taylor serving as an Executive Vice President and the Chief Operating Officer of the Company's patient-care services subsidiaries. Mr. Taylor's arrangement is similar to Mr. Stein's with respect to base salary, annual bonus compensation and percentages, severance compensation and non-compete provisions, except that Mr. Taylor was granted an option to purchase 150,000 shares of Common Stock for an exercise price of $14.1875 per share, which was the closing sale price of the Common Stock on July 1, 1999. Mr. Taylor will be granted an option to purchase 46,666 shares of Common Stock on each of the first, second and third anniversaries of his employment in the event the Company achieves certain targeted results of operations, with the exercise price of such stock options to be equal to the then current market price of the Common Stock on the date of grant. All such stock options will become exercisable at the rate of 25% of the shares underlying each option per year, beginning at the end of the first year following the date of grant of each option.

     James G. Cairns, Jr. entered into an employment agreement with the Company dated as of August 1, 1998 in connection with the Company's acquisition of Model + Instrument Development Corporation. The agreement provides for Mr. Cairns' employment at a base salary of $165,000 per year until termination of employment in accordance with the terms of the agreement.

COMPENSATION COMMITTEE REPORT

     The following description of the Company's executive compensation practices and policies is presented on behalf of the Compensation Committee of the Company's Board of Directors (the "Committee"). The fundamental philosophy of the Company's executive compensation program is to offer competitive compensation reflecting both individual and Company performance.

     The components of executive compensation consist of annual salaries, short-term compensation incentives or bonuses and stock option grants as a long-range incentive. The Committee seeks to reasonably compensate executives in amounts that fairly reward the executive officers for their performance as reflected by corporate accomplishments and create adequate incentives for their continued contributions to the Company's success.

     On April 29, 1999, the Company entered into new five-year employment agreements with Ivan R. Sabel, Chairman of the Board, President and Chief Executive Officer, and Richard A. Stein, Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. Under the agreements, the annual base salaries payable to Messrs. Sabel and Stein were increased to $495,000 and $325,000, respectively. In addition, on that date, Messrs. Sabel and Stein were granted options to acquire 150,000 shares and 75,000 shares, respectively, at an exercise price of $14.75 per share, which was the closing sale price of the Common Stock on the date of grant of the options. Under their employment agreements, Messrs. Sabel and Stein will receive annual bonuses of 75% to 150% in the case of Mr. Sabel and 65% to 125% in the case of Mr. Stein of their base salaries with a guarantee of no less than 62.5% for the first six months and for the next 12 months, depending upon the Company's growth in revenues and pre-tax earnings. The determinations to effect such salary increases, option grants and bonus arrangements were largely in recognition of the fact that on April 2, 1999, the Company had entered into an agreement to acquire NovaCare O&P, as a result of which the Company became the leading provider of O&P services in the United States. The acquisition was consummated on July 1, 1999, and more than doubled the number of the Company's patient care centers and certified O&P practitioners, significantly expanding the executive responsibilities of Messrs. Sabel and Stein.

     The bonuses paid to the executive officers of the Company based on 1999 performance reflected the fact that the Company achieved total net sales of $346.8 million for the year ended December 31, 1999, compared to $187.9 million for the prior year, and earned $14.8 million of net income (before integration and restructuring costs) in the year ended December 31, 1999, compared to $13.8 million of net income in the prior year. The bonus awards also reflected the Company's acquisition of NovaCare O&P on July 1, 1999, primarily as a result of which the Company very substantially increased its number of patient care centers from 256 at the end of 1998 to 617 at the end of 1999 and the number of states (including the District of Columbia) in which it operates from 31 at the end of 1998 to 42 at the end of 1999. In addition, the bonus awards were in recognition of the negotiation and consummation of the financing relating to the acquisition, including the establishment of a new bank facility that provided approximately $230 million of revolving credit and term loans, the sale of $150 million principal amount of 11.25% Senior Subordinated Notes due 2009 and the sale of $60 million of 7% Redeemable Preferred Stock.

     On July 1, 1999, in connection with the Company's acquisition of NovaCare O&P, the Company entered into five-year employment agreements with certain former NovaCare O&P officials that became executive officers of the Company. The agreement with Richmond L. Taylor, who became an Executive Vice President of the Company and the Chief Operating Officer of the Company's patient-care services subsidiaries, provided for an annual salary of $325,000 and annual bonuses of 60% to 125% of his base salary with a guarantee of not less than 53.85% for the first six months pro rated and for the next 12 months, depending upon the Company's growth in revenues and pre-tax earnings. On July 1, 1999, Mr. Taylor was granted on option to purchase 150,000 shares of Common Stock at an exercise price of $14.1875 per share, which was the closing sale price of the Common Stock on July 1, 1999.

     The agreement with Mr. Sabel also provides that he will be granted options to purchase 100,000 shares of Common Stock on each of the first, second and third anniversaries of his employment in the event the Company achieves certain targeted results of operations. Mr. Stein's agreement provides that he will receive additional options to purchase 50,000 shares of Common Stock on each of the first, second and third anniversaries of his employment in the event the Company achieves certain targeted results of operations. The exercise prices of such options will be equal to the then current market price of the Common Stock on the date of grant.

     Section 162(m) of the Internal Revenue Code provides that publicly-held companies may not deduct in any taxable year compensation in excess of $1 million paid to the chief executive officer and the four other most highly compensated executive officers of the company which is not "performance-based" as defined in that section. Stock options granted under the Company's 1991 Stock Option Plan with an exercise price at base equal to the fair market value of the Company's Common Stock on the date of grant qualifies as "performance-based compensation." Compensation currently paid by the Company which is not "performance-based" is significantly less than the amount of the deduction limit and such compensation therefore qualifies for deductibility under Section 161(m).

     By:  The Compensation Committee of the
        Board of Directors:
        Robert J. Glaser, M.D., Chairman
        Edmond E. Charrette, M.D.
        Thomas P. Cooper, M.D.

STOCK OPTIONS

     1991 STOCK OPTION PLAN. The Company's 1991 Stock Option Plan (the "1991 Plan") provides for the grant of both "incentive stock options" under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), as well as nonqualified stock options. The 1991 Plan is administered by the Committee and provides for the grant of options to officers and key employees of Hanger to purchase up to an aggregate of 8,000,000 shares of Common Stock at not less than 100% of fair market value on the date granted. As of March 17, 2000, incentive stock options and nonqualified stock options granted under the 1991 Plan to purchase a total of 3,682,693 shares of Common Stock under the 1991 Plan, at prices ranging from $10.25 to $20.8125 per share, were outstanding and held by a total of 280 persons. Of such options, options relating to 1,078,329 shares of Common Stock were exercisable as of that date.

     1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. Under the Company's 1993 Non-Employee Directors Stock Option Plan (the "1993 Plan"), directors of the Company who are not employed by the Company or any affiliate of the Company are eligible to receive options under the 1993 Plan. A total of 250,000 shares of Common Stock were reserved for possible issuance upon the exercise of options under the 1993 Plan. On September 21, 1999, an option for 5,000 shares was granted to each of the six eligible directors, for a total of 30,000 shares, at an exercise price of $14.00 per share (which was equal to the closing sale price of the shares on the New York Stock Exchange on the date of grant). Under the 1993 Plan, an option to purchase 5,000 shares is granted automatically on an annual basis to each eligible director on the third business day following the date of each Annual Meeting of Stockholders at which the eligible director is elected. The exercise price of each option is equal to 100% of the closing sale price of the shares as reported by the New York Stock Exchange on the date the option is granted. Each option will becomes exercisable in four equal annual installments, commencing on the first anniversary of the date of grant. As of March 17, 2000, options for a total of 147,500 shares were outstanding under the 1993 Plan, of which options for 72,500 shares were exercisable as of that date.

     NONQUALIFIED STOCK OPTIONS. Hanger has granted nonqualified stock options other than pursuant to the 1991 Plan and the 1993 Plan to certain officers and other persons which permit such persons to acquire shares of Common Stock generally at not less than 100% of fair market value on the date granted. As of March 17, 2000, nonqualified stock options granted other than pursuant to the 1991 Plan and the 1993 Plan to purchase a total of 13,250 shares of Common Stock, at prices ranging from $3.00 to $12.00 per share, were outstanding and held by a total of five persons. All of such nonqualified stock options are presently exercisable.

DIRECTORS' FEES

     Directors who are not officers or employees of the Company receive an annual fee of $7,500 plus $1,000 for each meeting attended. In addition, directors serving on committees of the Board receive a fee of $1,000 per committee meeting attended.

WARRANTS

     In connection with the Company's purchase on November 8, 1990, of the Manufacturing Division of Ralph Storrs, Inc. ("Storrs"), the Company effected a $2.45 million, seven-year loan (the "Loan") from Chemical Venture Capital Associates, L.P., a predecessor to Chase Venture Capital Associates, L.P. ("CVCA"), in connection with which the Company was required to issue to CVCA warrants to purchase shares of the Company's Common Stock in the event the Loan was not repaid prior to certain dates. Because the Loan was not repaid prior to August 6, 1991 (i.e., 271 days after the date of the Loan), the Company, pursuant to its loan agreement with CVCA dated November 8, 1990, issued warrants to CVCA entitling it to purchase 297,883 shares of Common Stock at a price of $4.16 per share. Because the Loan was not repaid prior to November 5, 1991 (i.e., 361 days after the date of the Loan), the Company, pursuant to its November 8, 1990 loan agreement with CVCA, issued to CVCA additional warrants entitling it to purchase 322,699 shares of Common Stock at a price of $7.65 per share. The warrants are exercisable on or before December 31, 2001, and the exercise prices are equal to the market value of the Common Stock on the dates of grant of the warrants. In May 1997, warrants for 71,969 shares were exercised at $4.16 per share, which resulted in the issuance of 11,694 shares.

     On November 1, 1996, in connection with the Company's acquisition of JEH, the Company entered into a Senior Subordinated Note Purchase Agreement with CVCA providing for the issuance of a Senior Subordinated Note (the "Senior Subordinated Note") in the principal amount of $4 million and detachable warrants to purchase 800,000 shares of Common Stock. The fair market value of the Common Stock on the date of grant of the warrants was $6.125 per share. The Company used the net proceeds of its public offering of Common Stock in July 1997 to repay the Senior Subordinated Note, as a result of which the warrants were amended to reduce the number of underlying shares to 360,000 shares of Common Stock. These detachable warrants, which are exercisable on or before November 1, 2004, have an exercise price of $4.01 as to 209,183 shares and an exercise price of $6.38 as to 150,818 shares.

ISSUANCE OF 7% REDEEMABLE PREFERRED STOCK

     On July 1, 1999, CVCA transferred all of its Common Stock and warrants to purchase shares of Common Stock of the Company to CVCA's affiliate, Chase Equity Associates, L.P. ("CEA"). Also on July 1, 1999, the Company issued a total of 60,000 shares of 7% Redeemable Preferred Stock (the "Redeemable Preferred Stock") for $1,000 a share, or a total purchase price of $60 million, of which 50,000 shares were sold for $50 million to CEA. The Redeemable Preferred Stock is convertible, at the holder's option, into shares of non-voting Common Stock of the Company (which under certain circumstances may be subsequently converted into voting Common Stock) at a conversion price of $16.50 per share, subject to adjustment. The Company is entitled to require that the shares be converted into non-voting Common Stock on and after July 2, 2000, if the average closing price of the Company's Common Stock for 20 consecutive trading days is equal to or greater than 175% of the conversion price. The Redeemable Preferred Stock will be mandatorily redeemable on July 1, 2010 at a redemption price equal to the liquidation preference plus all accrued and unpaid dividends. In the event of a change in control of the Company, it will offer to redeem all the outstanding shares of Redeemable Preferred Stock at a redemption price equal to 101% of the sum of the per share liquidation preference thereof plus all accrued and unpaid dividends through the date of payment. The Redeemable Preferred Stock was issued by the Company in connection with it's acquisition of NovaCare O&P on July 1, 1999. Reference is made to Proposal 2 described below, in which it is proposed that the Certificate of Designations relating to the Redeemable Preferred Stock be amended to eliminate the present provision prohibiting the Company from effecting a merger with another company without the prior approval of the holders of a majority of the outstanding Redeemable Preferred Stock, and providing that the Company will be obligated to offer to repurchase the outstanding Redeemable Preferred Stock in the event of certain mergers in the same fashion that the Certificate of Designations now requires a repurchase offer by the Company in the event of a change in control of the Company.

       PROPOSAL TWO -- PROPOSED AMENDMENT TO CERTIFICATE OF DESIGNATIONS
                   RELATING TO 7% REDEEMABLE PREFERRED STOCK

     As stated above, the Company issued a total of 60,000 shares of Redeemable Preferred Stock on July 1, 1999. The Certificate of Designations relating to the Redeemable Preferred Stock contains a provision that provides that the Company may not effect a merger with another company without the prior approval of the holders of a majority of the outstanding Redeemable Preferred Stock. The Company proposes to amend the Certificate of Designations to eliminate that provision.

     The Company requests that holders of the Company's outstanding Common Stock approve the proposed amendment to the Certificate of Designations relating to the Redeemable Preferred Stock, a copy of which is attached as Exhibit A to this Proxy Statement. The proposed amendment will ensure compliance with the rule of the New York Stock Exchange that prohibits an issuer of securities from restricting or reducing the per share voting rights of a listed class of common stock. The amendment further provides that the Company will be obligated to offer to purchase the outstanding Redeemable Preferred Stock in the event of certain mergers in the same fashion that the Certificate of Designations now requires a repurchase offer by the Company in the event of a change in control of the Company. In that regard, the Certificate of Designations provides that upon the occurrence of a change in control, the Company is obligated to offer to purchase the outstanding Redeemable Preferred Stock for a price per share equal to 101% of its liquidation value, which is defined to be its original cost plus an amount equal to all accrued and unpaid dividends.

     The proposed amendment has been approved by the Board of Directors of the Company as well as by the holder of a majority of the outstanding shares of Redeemable Preferred Stock. In order to become effective, the proposed amendment must be approved by the holders of a majority of the Company's outstanding Common Stock. Because the Redeemable Preferred Stock is outstanding, the proposed amendment to the Certificate of Designations relating to the Redeemable Preferred Stock is treated under Delaware law in the same fashion as a proposed amendment to the Certificate of Incorporation of the Company. The amendment will become effective upon the filing by the Company of the amendment with the Secretary of State of the State of Delaware.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS RELATING TO THE REDEEMABLE PREFERRED STOCK.

                   PROPOSAL THREE -- INDEPENDENT ACCOUNTANTS

     The Company's Board of Directors has appointed the accounting firm of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the current fiscal year ending December 31, 2000. The firm has served in that capacity for the Company's past 12 fiscal years. A resolution will be presented at the Annual Meeting to ratify the appointment by the Company's Board of Directors of PricewaterhouseCoopers LLP to serve as the Company's independent public accountants for the current fiscal year. A majority vote is required for ratification. A representative of PricewaterhouseCoopers LLP may be present at the Annual Meeting to answer any questions concerning the Company's financial statements and to make a statement if he or she desires to do so.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the number of shares of Common Stock beneficially owned as of March 17, 2000 by: (i) each person known by Hanger to be the beneficial owner of 5% or more of such class of securities, (ii) each director and nominee for director of Hanger, (iii) each of the above-listed officers and (iv) all directors, nominees and officers of Hanger as a group.

                                                                 NUMBER OF        PERCENT OF
                 DIRECTORS, OFFICERS AND 5%                      SHARES OF        OUTSTANDING
                        STOCKHOLDERS                          COMMON STOCK(1)   COMMON STOCK(1)
                 --------------------------                   ---------------   ---------------
Chase Equity Associates, L.L.C.(2)..........................     4,656,992           20.45%
Lord Abbett(3)..............................................     1,539,280            8.14
Mitchell J. Blutt, M.D.(4)..................................            --              --
Thomas P. Cooper, M.D.(5)...................................        29,250            0.15
Edmond E. Charrette, M.D.(6)................................        27,500            0.15
Robert J. Glaser, M.D.(7)...................................        28,500            0.15
C. Raymond Larkin, Jr.......................................            --              --
Risa J. Lavizzo-Mourey, M.D.(8).............................         3,250            0.02
Brig. Gen. William L. McCulloch(9)..........................        28,500            0.15
Ivan R. Sabel, CPO(10)......................................       255,850            1.34
H.E. Thranhardt, CPO(11)....................................       280,725            1.48
Richard A. Stein(12)........................................       131,129            0.69
James L. Cairns(13).........................................        27,838            0.15
John McNeill(14)............................................        44,376            0.23
Richard L. Taylor(15).......................................            --              --
All directors, nominees and officers as a group (13
  persons)(16)..............................................     1,006,218             5.3

---------------

 (1) Assumes in the case of each stockholder listed in the above list that all presently exercisable warrants or options held by such stockholder were fully exercised by such stockholder, without the exercise of any warrants or options held by any other stockholders.

 (2) Includes 830,649 shares of non-voting Common Stock subject to exercisable warrants to purchase such shares from the Company and 3,030,303 shares of non-voting Common Stock into which the Redeemable Preferred Stock held by Chase Equity Associates, LLC ("CEA") is convertible. Reference is made to note (4) below for information relating to a director of the Company that is affiliated with CEA. The address of CEA is 380 Madison Avenue (12th Floor), New York, New York 10017.

 (3) The address of Lord Abbett & Co. is 90 Hudson Street, Jersey Street, N.J. 07302.

 (4) Does not include the shares reported above as owned by CEA. Dr. Blutt is an Executive Partner of Chase Capital Partners, the manager by delegation of CEA. He disclaims beneficial ownership of the shares beneficially owned by CEA, except to the extent of his pecuniary interest therein.

 (5) Includes 22,750 shares subject to exercisable options to purchase shares from the Company and excludes 12,500 shares subject to unvested options that have not yet become exercisable.

 (6) Includes 7,500 shares subject to exercisable options to purchase shares from the Company and excludes 12,500 shares subject to unvested options that have not yet become exercisable.

 (7) Includes 27,500 shares subject to exercisable options to purchase shares from the Company and excludes 12,500 shares subject to unvested options that have not yet become exercisable.

 (8) Includes 1,250 shares subject to exercisable options to purchase shares from the Company and excludes 8,750 shares subject to unvested options that have not yet become exercisable.

 (9) Includes 15,000 shares subject to exercisable options to purchase shares from the Company and excludes 12,500 shares subject to unvested options that have not yet become exercisable.

(10) Includes 137,750 shares subject to exercisable options to purchase shares from the Company and excludes 271,000 shares subject to unvested options that have not yet become exercisable.

(11) Consists of 184,027 shares owned directly by Mr. Thranhardt, 3,750 shares subject to exercisable options to purchase shares from the Company, 35,543 shares owned indirectly by him as trustee for members of his family, and 57,405 shares owned indirectly by him as general partner of a family partnership; does not include 11,250 shares subject to unvested options that have not yet become exercisable.

(12) Includes 68,500 shares subject to exercisable options to purchase shares from the Company, and excludes 135,250 shares subject to unvested options that have not yet become exercisable.

(13) Includes 3,750 shares subject to exercisable options to purchase shares from the Company, and excludes 11,250 shares subject to unvested options that have not yet become exercisable.

(14) Includes 44,376 shares subject to exercisable options to purchase shares from the Company, and excludes 15,417 shares subject to unvested options that have not yet become exercisable.

(15) Excludes 150,000 shares subject to unvested options that have not yet become exercisable.

(16) Includes a total of 482,126 shares subject to exercisable options held by directors and the above listed officers of the Company to purchase shares from the Company and excludes a total of 657,917 shares subject to unvested options held by such persons that have not yet become exercisable.

                            STOCK PERFORMANCE CHART

     The following chart compares the Company's cumulative total stockholder return with the S&P 500 Index, a performance indicator of the overall stock market, and Company-determined peer group index.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
              AMONG HANGER ORTHOPEDIC GROUP, INC., S&P 500 INDEX &
                                PEER GROUP INDEX

[STOCK PERFORMANCE CHART]

                                                HANGER ORTHOPEDIC GROUP,
                                                    INC. COMMON STOCK             S&P 500 INDEX             PEER GROUP INDEX
                                                ------------------------          -------------             ----------------
1994                                                     100.00                      100.00                      100.00
1995                                                      91.67                      137.58                      171.25
1996                                                     216.67                      169.17                      201.82
1997                                                     429.17                      225.60                      281.82
1998                                                     750.00                      290.09                      195.97
1999                                                     333.33                      351.12                       76.52

Assumes $100 invested on January 1, 1994.

(1) Total return assumes reinvestment of dividends and based on market capitalization.

(2) Fiscal year ending December 31.

(3) The seven issuers of common stock included in the peer group index are American Homepatient, Inc., US Oncology, Inc. (which previously was named American Oncology Resources, Inc.), Healthsouth Corporation, NovaCare, Inc., Orthodontic Centers of America, Inc., Renal Care Group, Inc. and Total Renal Care Holdings, Inc. Concentra Managed Care, Inc., which previously was included in the peer group, was acquired by another corporation in 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Statements of Changes of Beneficial Ownership of Securities on Form 4 are required to be filed by the tenth day of the month following the month during which the change in beneficial ownership of securities occurred. The Company believes that all reports of securities ownership and changes in such ownership required to be filed during 1999 were timely filed except that the Company inadvertently did not file a Form 3 (reporting the ownership of no shares of Common Stock) on behalf of Raymond C. Larkin within ten days after he was elected as a member of the Board of Directors at the Annual Meeting of Stockholders on September 16, 1999. The Form 3 was filed on January 18, 2000.

                        YEAR 2001 STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2001 Annual Meeting, which presently is expected to be held in May 2001, must be received by the Secretary of the Company, Two Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814, no later than December 1, 2000, in order for them to be considered for inclusion in the 2001 Proxy Statement. A shareholder desiring to submit a proposal to be voted on at next year's Annual Meeting, but not desiring to have such proposal included in next year's Proxy Statement relating to that meeting, should submit such proposal to the Company by February 16, 2001 (i.e., at least 45 days prior to the expected date of the mailing of the Proxy Statement). Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the Proxy Statement.

                                 OTHER MATTERS

     Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

                                          By Order of the Board of Directors
                                          HANGER ORTHOPEDIC GROUP, INC.

                                          /s/ Richard A. Stein

                                          Richard A. Stein
                                          Secretary

March 31, 2000

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES
                 AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER
                       SPECIAL RIGHTS AND QUALIFICATIONS,
                          LIMITATIONS OR RESTRICTIONS
                                       OF
                         7% REDEEMABLE PREFERRED STOCK
                                       OF
                         HANGER ORTHOPEDIC GROUP, INC.,
                             A DELAWARE CORPORATION
                      (THE "CERTIFICATE OF DESIGNATIONS")
          ------------------------------------------------------------

                          PURSUANT TO SECTION 242 THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
          ------------------------------------------------------------

     Hanger Orthopedic Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation and was approved by the holders of a majority of the outstanding shares of Common Stock of the Corporation and by the holder of a majority of the outstanding shares of 7% Redeemable Preferred Stock of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law at a meeting duly called and held on May 16, 2000.

     RESOLVED, that the Certificate of Designations setting forth the terms of the Redeemable Preferred Stock of the Corporation shall be amended as follows:

          Section 1. The definition of "Change of Control" set forth in Article II of the Certificate of Designations is hereby deleted in its entirety and replaced with the following:

             "Change of Control" means (a) a "Change of Control" (as defined in the Indenture) or (b) a Merger Change of Control.

          Section 2. Article II of the Certificate of Designations is hereby amended by adding a new definition thereto which shall read in its entirety as follows:

             "Merger Change of Control" means a merger, consolidation or amalgamation between the Corporation or any wholly-owned Subsidiary and any other Person, except a merger or consolidation of any Subsidiary with or into any Person in connection with any acquisition permitted under Section 3.3(c)(v)."

          Section 3. Section 3.3 of the Certificate of Designations is hereby amended by deleting Section 3.3(c)(iv) and replacing it with "Intentionally Omitted."

     IN WITNESS WEREOF, the Corporation had caused this Certificate of Amendment to signed as of the 16th day of May, 2000.

                                          HANGER ORTHOPEDIC GROUP, INC.

                                          By:
                                            ------------------------------------
                                            Name: Ivan R. Sabel
                                            Title: Chairman of the Board,
                                              President and Chief Executive
                                              Officer

                                     PROXY

                         HANGER ORTHOPEDIC GROUP, INC.
                            7700 OLD GEORGETOWN ROAD
                            BETHESDA, MARYLAND 20814

         This proxy is solicited by the Board of Directors for the ANNUAL MEETING OF STOCKHOLDERS of Hanger Orthopedic Group, Inc. (the "Company"), a Delaware corporation, on May 16, 2000, 10:00 a.m., local time.

         The undersigned appoints Ivan R. Sabel and Richard A. Stein, and each of them, a proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 16, 2000, or at any adjournment thereof, with all powers the undersigned would have if personally present.


------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:         Please mark your votes as
                                                                              indicated in this example    [X]
                                                 MITCHELL J. BLUTT, M.D., EDMOND E. CHARRETTE, M.D., THOMAS P. COOPER,
1.  To Elect Directors         WITHHOLD          M.D., ROBERT J. GLASER, M.D., C. RAYMOND LARKIN, JR., RISA J. LAVIZZO-
     FOR all nominees          AUTHORITY         MOUREY, M.D., BRIG. GEN. WILLIAM L. MCCULLOCH (USMC RET.), IVAN R.
   listed to the right      to vote for all      SABEL, CPO, AND H.E. THRANHARDT, CPO.
(except as marked to the   nominees listed to
        contrary)              the right         (INSTRUCTION:  TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE
         [ ]                     [ ]             THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW).
                                                 -----------------------------------------------------------------
2.  Proposal to amend the Certificate of         3. Proposal to ratify the selection of  4. In their discretion, the Proxies are
Designations relating to the 7% Redeemable          PricewaterhouseCoopers LLP as the       authorized to vote upon such other
Preferred Stock                                     independent accountants for the         business as properly may come before
                                                    Company for the current fiscal year.    the meeting.


    FOR     AGAINST    ABSTAIN                      FOR     AGAINST    ABSTAIN
    [ ]       [ ]        [ ]                        [ ]       [ ]        [ ]

                                                                                           Sign exactly as your name appears
                                                                                           hereon. When signing in a
                                                                           ------------    representative or fiduciary capacity,
                                                                                      |    indicate title. If shares are held
                                                                                      |    jointly, each holder should sign.
                                                                                      |
                                                                                      |
                                                                                      |


                                                                                            Date                       , 2000
                                                                                                ------------------------


                                                                                            -------------------------------------


                                                                                            -------------------------------------
                                                                                                  Signature of Stockholder(s)

                                                                                            THE SHARES WILL BE VOTED AS DIRECTED
                                                                                            ABOVE, AND WITH RESPECT TO OTHER
                                                                                            MATTERS OF BUSINESS PROPERLY BEFORE
                                                                                            THE MEETING AS THE PROXIES SHALL
                                                                                            DECIDE. IF NO DIRECTION IS MADE, THIS
                                                                                            PROXY WILL BE VOTED FOR PROPOSALS 1,
                                                                                            2 AND 3